[LOGO OF METLIFE]                              INDIVIDUAL VARIABLE ANNUITY APPLICATION                SEND APPLICATION AND CHECK TO:
[Home Office Address (no correspondence)                                                         METLIFE INVESTORS INSURANCE COMPANY
 13045 Tesson Ferry . St. Louis, MO 63128]                      [Policy Service Office: P.O. Box 10366 . Des Moines, Iowa 50306-0366
                                             For Express Mail Only . 4700 Westown Parkway Ste. 200 . West Des Moines, IA 50266-2266]
[MetLife Investors Variable Annuity Class A]                                                   FOR ASSISTANCE CALL: [THE SALES DESK]

ACCOUNT INFORMATION

1. ANNUITANT

                                                                             Social
                  [John               J.        Doe]                                           [123             45          6789]
__________________________________________________________________________   Security Number ___________ -- __________ -- _________
Name              (First)          (Middle)    (Last)
                                                                                                               [4       12     58]
                                                                             Sex [X] M [_] F   Date of Birth _______/_______/______
[123 Main Street                    Anytown     IL            60001]
__________________________________________________________________________          [708        123-4567]
                                                                             Phone (_____) ________________________________________
Address   (Street - No P.O. Box)    (City)    (State)         (Zip)

2. OWNER (COMPLETE ONLY IF DIFFERENT THAN ANNUITANT)

Correspondence is sent to the Owner.
                                                                             Social
__________________________________________________________________________   Security/Tax ID Number ________ -- _______ -- ________
Name               (First)         (Middle)    (Last)
                                                                             Sex [_] M [_] F   Date of Birth/Trust _____/_____/____

__________________________________________________________________________   Phone (_____) ________________________________________
Address   (Street - No P.O. Box)    (City)    (State)         (Zip)

3. JOINT OWNER

                                                                             Social
__________________________________________________________________________   Security Number ___________ -- __________ -- _________
Name               (First)         (Middle)   (Last)

                                                                             Sex [_] M [_] F   Date of Birth _______/_______/______

__________________________________________________________________________   Phone (_____) ________________________________________
Address   (Street - No P.O. Box)    (City)    (State)         (Zip)

4. BENEFICIARY

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special
Requests section if additional space is needed. UNLESS SPECIFIED OTHERWISE IN THE SPECIAL REQUESTS SECTION, IF JOINT OWNERS ARE
NAMED, UPON THE DEATH OF EITHER JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE THE PRIMARY BENEFICIARY, AND THE BENEFICIARIES LISTED
BELOW WILL BE CONSIDERED CONTINGENT BENEFICIARIES.

[Mary J. Doe,                   123 Main Street, Anytown, IL,                Wife,                    234 - 56 - 7890          100%]
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Primary Name                    Address (Street - No P.O. Box)               Relationship             Social Security Number       %

                                                                                                          -    -
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Primary Name                    Address (Street - No P.O. Box)               Relationship             Social Security Number       %

                                                                                                          -    -
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Contingent Name                 Address (Street - No P.O. Box)               Relationship             Social Security Number       %

                                                                                                          -    -
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Contingent Name                 Address (Street - No P.O. Box)               Relationship             Social Security Number       %

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT,
ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

5. PLAN TYPE                                                                              6. PURCHASE PAYMENT

INDICATE ONLY HOW CONTRACT IS TO BE ISSUED.                                               Funding Source of Purchase Payment
                                                                                          ----------------------------------
[. NON-QUALIFIED ...............[X]                                                       [[_] 1035 Exchange/Transfer [_] Check
                                                                                                                      [_] Wire]
.. QUALIFIED TRADITIONAL IRA* ..[_] Transfer [_] Rollover [_] Contribution - Year _______  Initial Purchase
                                                                                                           [10,000]
                                                                                          Payment $____________________________
.. QUALIFIED SEP IRA* ..........[_] Transfer [_] Rollover [_] Contribution - Year _______           Make Check Payable to
                                                                                                   MetLife Investors Insurance
                                                                                                   Company
.. QUALIFIED ROTH IRA* .........[_] Transfer [_] Rollover [_] Contribution - Year _______  (Estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)
.. QUALIFIED 401 ...............[_]]
                                                                                          Minimum Initial Purchase Payment:
* THE ANNUITANT AND OWNER MUST BE THE SAME PERSON.                                         $5,000 Non-Qualified/$2,000 Qualified


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                                                                                                                            SEP 2011
                                                              Page 1

RIDERS

7. BENEFIT RIDERS (Subject to state availability and age restrictions. Other restrictions may apply.)

These riders may only be chosen at time of application. PLEASE NOTE, THERE ARE ADDITIONAL CHARGES FOR THE OPTIONAL RIDERS. ONCE
ELECTED THESE OPTIONS MAY NOT BE CHANGED.

1)   [LIVING BENEFITS (Optional)
     [_] Guaranteed Minimum Income Benefit Plus Rider (LIS PLUS III)

2)   DEATH BENEFIT RIDERS (Check one. If no election is made, the Principal Protection option will apply).
     [_] Principal Protection (no additional charge)
     [_] Annual Step-Up
     [_] Compounded-Plus

3)   [_] Earnings Preservation Benefit Rider]

SIGNATURES

8. REPLACEMENTS

[Does the applicant have any existing life insurance policies or annuity contracts?            [_] Yes   [X] No
Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)? [_] Yes   [X] No
If "Yes" to either, applicable disclosure and replacement forms must be attached.

Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.]

9. FRAUD STATEMENT & DISCLOSURE

NOTICE TO APPLICANT:

[ARKANSAS, LOUISIANA, RHODE ISLAND AND WEST VIRGINIA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and confinement in prison.

DISTRICT OF COLUMBIA RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY RESIDENTS ONLY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA AND WASHINGTON RESIDENTS ONLY: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING
INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES INCLUDE IMPRISONMENT, FINES AND DENIAL OF
INSURANCE BENEFITS.

MARYLAND RESIDENTS ONLY: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

MASSACHUSETTS RESIDENTS ONLY: The variable annuity for which you are making this application gives us the right to restrict or discontinue allocations of purchase payments to the Fixed Account and reallocation from the Investment Divisions to the Fixed
Account. This discontinuance right may be exercised for reasons which include but are not limited to our ability to support the minimum guaranteed interest rate of the Fixed Account when the yields on our Investments would not be sufficient to do so. This discontinuance will not be exercised in an unfairly discriminatory manner. The prospectus also contains additional information about our right to restrict access to the Fixed Account in the future. BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT I HAVE RECEIVED,
READ AND UNDERSTOOD THE STATEMENTS IN THIS APPLICATION AND IN THE PROSPECTUS THAT THE FIXED ACCOUNT MAY NOT BE AVAILABLE AT SOME
POINT DURING THE LIFE OF THE CONTRACT INCLUDING POSSIBLY WHEN THIS CONTRACT IS ISSUED.

NEW JERSEY RESIDENTS ONLY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NEW MEXICO RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

OHIO RESIDENTS ONLY: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA RESIDENTS ONLY: ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT
ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.]

10. ACKNOWLEDGEMENT AND AUTHORIZATION

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors Insurance Company, [MetLife Investors Variable Annuity Account One.] PAYMENTS AND VALUES PROVIDED
BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I HAVE READ THE STATE FRAUD STATEMENT IN SECTION 9 ABOVE APPLICABLE TO ME.

[John J. Doe Owner]
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(OWNER SIGNATURE AND TITLE, ANNUITANT UNLESS OTHERWISE NOTED)


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(JOINT OWNER SIGNATURE AND TITLE)


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(SIGNATURE OF ANNUITANT IF OTHER THAN OWNER)

Signed at           [Anytown,                            IL]                     Date                [November 11, 2000]
          -------------------------------------------------------------------         ----------------------------------------------
                     (City)                            (State)

11. AGENT'S REPORT

[All information provided by the applicant has been truly and accurately recorded.
Does the applicant have any existing life insurance policies or annuity contracts?             [_] Yes [X] No
Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)? [_] Yes [X] No
If "Yes," applicable disclosure and replacement forms must be attached.]

[Richard Roe]                                           [(312) 456-7890]
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AGENT'S SIGNATURE                                            Phone


[Richard Roe, #723]
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Agent's Name and Number


[456 Main Street, Anytown, IL 60001]
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Name and Address of Firm


[#723]
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State License ID Number [(Required for FL)]


[1234567]
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Client Account Number


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